UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

Juniata Valley Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-13232	232235254
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania	17059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 436 - 8211

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of Juniata Valley Financial Corp. (the “Company” or “Juniata Valley”) was held on May 17, 2016. At the Annual Meeting, the shareholders elected 4 Class B directors to serve until the 2019 Annual Meeting, as described below:

		Withhold	Abstentions /
Name	For	Authority	Broker Non-votes
Marcie A. Barber	2,580,553	67,376	0
Timothy I. Havice	2,546,161	101,767	0
Charles L. Hershberger	2,586,668	61,260	0
Bradley J. Wagner	2,594,200	53,729	0

At the Annual Meeting, the shareholders approved an amendment to the Juniata Valley Financial Corp. 2011 Stock Option Plan. The amendment includes a change in the plan name to 2016 Long Term Incentive Plan of Juniata Valley Financial Corp.

For	Against	Abstain	Broker Non-votes
2,458,340,067	85,910	103,678	0

At the Annual Meeting, the shareholders approved the non-binding “say on pay” proposal regarding compensation of the named executive officers, as follows:

For	Against	Abstain	Broker Non-votes
2,403,593	81,479	162,857	0

There were no other matters considered at the meeting.

Item 8.01 Other Events

On May 17, 2016, Juniata Valley Financial Corp. held its Annual Meeting of Shareholders (“Annual Meeting”). The presentation for the Annual Meeting, attached as Exhibit 99.1 and incorporated by reference, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 2016 Long Term Incentive Plan of Juniata Valley Financial Corp. (incorporated by reference to the Company’s 2016 proxy statement, filed April 8, 2016)

Exhibit 99.1 Juniata Valley Financial Corp. Annual Meeting Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Juniata Valley Financial Corp.

Date: May 18, 2016	By:	/s/ JoAnn McMinn
	Name:	JoAnn McMinn
	Title:	EVP, Chief Financial Officer